UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2025, Veradigm Inc., a Delaware corporation (“Veradigm”), and Veradigm LLC, a North Carolina limited liability company (the “Company”, and together with Veradigm, each a “Borrower” and collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Wilmington Savings Fund Society, FSB, as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”), and the several banks and other financial institutions or entities from time to time party thereto as lenders, including certain affiliates of Francisco Partners. The Credit Agreement provides for a $100 million senior secured term loan credit facility (the “Term Loan Facility”), consisting of a $75 million initial term loan funded on June 18, 2025 and a $25 million delayed draw term loan facility available until December 18, 2026, each with a maturity date of June 18, 2030. Proceeds from the borrowings under the Credit Agreement will be used for repurchases, if required, of Veradigm’s 0.875% Convertible Senior Notes due 2027, and otherwise for general corporate purposes. As previously disclosed, since 2020, Dave Stevens, a member of Veradigm’s Board of Directors (the “Board”), has been an operating partner of Francisco Partners Consulting. Mr. Stevens recused himself from participating in the Board’s decision to enter into the Credit Agreement.

Interest on the outstanding principal amount of the loans accrues at a per annum rate equal to the Base Rate or the Adjusted Term SOFR Rate, as applicable, each as defined in the Credit Agreement, in each case, plus a margin equal to 7.50% in the case of Term Benchmark Loans or 6.50% in the case of Base Rate Loans, each as defined in the Credit Agreement. Interest on the loans is payable (i) quarterly in arrears in the case of Base Rate Loans and (ii) on the last day of the relevant interest period in the case of Term Benchmark Loans. From the closing date until June 30, 2027, Veradigm may elect to pay interest in cash or in-kind. After June 30, 2027, Veradigm will pay interest in cash. In addition, the Borrowers paid closing fees to the lenders equal to 2.00% of the aggregate principal amount of the Term Loan Facility.

Subject to certain agreed upon exceptions, all obligations under the Term Loan Facility are guaranteed by each of Veradigm’s existing and future direct and indirect material domestic subsidiaries, other than certain Excluded Subsidiaries (as defined in the Credit Agreement) (the “Guarantors”) pursuant to the Guarantee and Collateral Agreement, dated as of June 18, 2025 (the “Guarantee and Collateral Agreement”), among Veradigm, the Company, the Guarantors, and the Administrative Agent and the Collateral Agent.

The obligations of the Borrowers and each Guarantor under the Term Loan Facility are secured, subject to permitted liens and other agreed upon exceptions, by a perfected first priority security interest in all of the tangible and intangible assets (including, without limitation, intellectual property and all of the capital stock of the Company, each Guarantor and, in the case of foreign subsidiaries, up to 65% of the voting equity interest of first tier foreign subsidiaries) of Veradigm, the Company, and the Guarantors, other than Excluded Assets (as defined in the Guarantee and Collateral Agreement).

Veradigm is permitted to voluntarily prepay outstanding loans under the Term Loan Facility, in whole or in part, at Veradigm’s option, in certain minimum amounts. The Term Loan Facility also contains certain mandatory events of prepayment triggered by non-permitted debt incurrences and certain asset sales. These voluntary and mandatory prepayments must be accompanied by the payment of a premium equal to (i) on or prior to June 18, 2026, a customary make-whole amount plus 3.00% of the principal amount prepaid, (ii) after June 18, 2026 but on or prior to June 18, 2027, 3.00% of the principal amount prepaid, (iii) after June 18, 2027 but on or prior to June 18, 2028, 1.00% of the principal amount prepaid and (iv) thereafter, 0.00%. The Term Loan Facility does not amortize.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of Veradigm and its subsidiaries to:

•	incur indebtedness (including guarantee obligations);

•	create liens on and sell assets;

•	engage in mergers or consolidations or change lines of business;

•	declare dividends and other payments in respect of Veradigm’s capital stock, prepay junior indebtedness and prepay and repurchase convertible securities, and amend terms of junior indebtedness;

•	make investments, loans, advances, guarantees and acquisitions; and

•	engage in transactions with affiliates.

In addition, the Term Loan Facility generally requires that Veradigm maintain a maximum first lien leverage ratio of 3.0 to 1.0 and minimum liquidity of $25 million. The first lien leverage ratio is calculated by dividing (x) Consolidated First Lien Indebtedness (as defined in the Credit Agreement) by (y) Consolidated Adjusted EBITDA (as defined in the Credit Agreement). The Credit Agreement provides for certain adjustments to Consolidated Adjusted EBITDA for, among others, costs savings, restructuring charges and business optimization expenses. The Credit Agreement also contains certain events of default, including relating to non-payment, breach of covenants, cross-default, bankruptcy and change of control. If an event of default occurs, the required lenders may cause the Administrative Agent to declare all unpaid principal and any accrued and unpaid interest and all fees and expenses under the Term Loan Facility to be immediately due and payable. All amounts outstanding under the Term Loan Facility will automatically become due and payable upon the commencement of any bankruptcy, insolvency or similar proceedings. The Credit Agreement also contains a cross-default to any of Veradigm’s indebtedness having a principal amount in excess of $20 million.

The foregoing summary of the Credit Agreement is qualified in its entirety by the terms and conditions of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Credit Agreement is included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Veradigm, the Company, any other party to the Credit Agreement or their respective businesses, subsidiaries and affiliates. The Credit Agreement contains representations and warranties that were made solely for the benefit of the parties thereto and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified by confidential disclosure schedules that were delivered to the other party, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Credit Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the Credit Agreement or such other date or dates as may be specified in the Credit Agreement. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Veradigm, the Company, any other party to the Credit Agreement or their respective businesses, subsidiaries and affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Credit Agreement, dated as of June 18, 2025, by and among Veradigm Inc., Veradigm LLC, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: June 20, 2025	By:	/s/ Leland Westerfield
Leland Westerfield
Interim Chief Financial Officer